Exhibit 99.1


FOR IMMEDIATE RELEASE

            ELITE ANNOUNCES CLOSING OF $10,000,000 PRIVATE PLACEMENT

NORTHVALE, N.J. - March 16, 2005 - Elite Pharmaceuticals, Inc. ("Elite" or the "Company") (AMEX: ELI) has completed a private placement of $10,000,000 to a group of institutional and other private investors through the issuance of 10,000 shares of its Series B Preferred Stock at a price of $1,000 per share, each share initially convertible at $2.25 into 444.4444 shares of Common Stock, or an aggregate of 4,444,444 shares of Common Stock. Each purchaser of Series B Preferred Stock shall also receive two Common Stock purchase warrants. The first warrants are exercisable for a period of five years and represent the right to purchase an aggregate of 1,111,111 shares of Common Stock at an exercise price of $2.75 per share and the second warrants are exercisable for a period of five years and represent the right to purchase an aggregate of 1,111,111 shares of Common Stock at an exercise price of $3.25 per share. This offering was placed by Indigo Securities, LLC.

 "We are pleased to have completed this placement which will contribute materially to our efforts to advance our portfolio of pain products through the clinic as well as accelerate the development of our other controlled release products which utilize our proprietary oral drug delivery systems and abuse resistance technology," commented Bernard Berk, Chairman and CEO of Elite. "This financing is part of the plan we presented to the American Stock Exchange Listing Committee which plan specified milestones, quarterly financial projections and details related to any strategic initiatives we plan to complete which are necessary to maintain continued listing compliance."

The Company expects that the American Stock Exchange shall determine that the Company's shareholders' equity, after giving effect to this placement, is sufficient to keep the Company in compliance with the continued listing standards set forth in the AMEX Company Guide.

About Elite Pharmaceuticals
---------------------------

Elite Pharmaceuticals is a specialty pharmaceutical company principally engaged in the development and manufacturing of oral controlled-release products. The Company's strategy includes developing generic versions of controlled release drug products with high barriers to entry and assisting partner companies in the life cycle management of products to improve off-patent drug products. Elite's technology is applicable to develop delayed, sustained or targeted release capsules or tablets. Elite has one product currently being sold commercially and a pipeline of eight drug products under development in the therapeutic areas that include pain management, allergy, cardiovascular and infection. The addressable market for Elite's current pipeline of products exceeds $6 billion. Elite also has a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING THOSE RELATED TO THE PRELIMINARY NATURE OF THE CLINICAL PROGRAM RESULTS AND THE POTENTIAL FOR FURTHER PRODUCT DEVELOPMENT, THAT INVOLVE KNOWN AND UNKNOWN RISKS, DELAYS, UNCERTAINTIES AND OTHER FACTORS NOT UNDER THE CONTROL OF ELITE, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE

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COMPANIES TO BE  MATERIALLY  DIFFERENT  FROM THE RESULTS,  PERFORMANCE  OR OTHER
EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. IN PARTICULAR, BECAUSE SUBSTANTIAL FUTURE TESTING WILL BE REQUIRED PRIOR TO APPROVAL, THE RESULTS DESCRIBED ABOVE MAY NOT BE SUPPORTED BY ADDITIONAL DATA OR BY THE RESULTS OF SUBSEQUENT TRIALS. THESE RISKS AND OTHER FACTORS, INCLUDING THE TIMING OR RESULTS OF PENDING AND FUTURE CLINICAL TRIALS, REGULATORY REVIEWS AND APPROVALS BY THE FOOD AND DRUG ADMINISTRATION AND OTHER REGULATORY AUTHORITIES, AND INTELLECTUAL PROPERTY PROTECTIONS AND DEFENSES, ARE DISCUSSED IN THE ELITE'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION SUCH AS THE 10K, 10Q AND 8K REPORTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

FOR FURTHER INFORMATION, CONTACT:

Investor Relations
The Investor Relations Group
Dian Griesel/ Antima "Taz" Sadhukhan
Phone: 212-825-3210

For Elite Pharmaceuticals, Inc.
Dianne Will, Investor Relations
Phone: 518-398-6222
E-Mail: dwill@willstar.net
Website: www.elitepharma.com